Exhibit 99.1

FOR IMMEDIATE RELEASE

Liz Pieri

THQ/ Communications

818/871-5061

Julie MacMedan

THQ/ Investor Relations

818/871-5125

THQ NAMES TECHNOLOGY INDUSTRY VETERAN COLIN SLADE

CHIEF FINANCIAL OFFICER

Agoura Hills, CA, February 4, 2008 – THQ Inc. (NASDAQ: THQI) today announced the appointment of Colin Slade as Executive Vice President and Chief Financial Officer, effective February 29, 2008.   A technology industry veteran, Slade brings extensive strategic planning, corporate development, investor relations and financial and accounting experience to THQ.   Since 2000, Slade has served as senior vice president and chief financial officer of Tektronix, Inc., a $1 billion revenue test and measurement company.

“Colin’s strong financial leadership makes him a great asset to our executive team as we continue to execute on our strategies for long-term growth,” said Brian Farrell, chief executive officer, THQ.  “His experience in driving financial efficiencies, leading corporate development efforts and optimizing capital structure combined with significant operational leadership will help drive THQ’s future success.”

“THQ is a terrific company with a strong financial foundation and I am excited to play a part in driving the company’s continued growth,” said Slade.  “With my prior experience in the technology industry, I understand the complexities of developing software in a rapidly changing environment and I look forward to working with Brian and the rest of THQ’s management team to maximize opportunities as we move forward.”

Prior to serving as senior vice president and CFO of Tektronix, Inc., Slade served in various financial management roles at that company, including vice president and corporate controller.  Tektronix, Inc. was listed on the New York Stock Exchange until acquired by Danaher Corporation in November 2007.  He has also held key positions at Graphic Software Systems, Inc. and Price WaterhouseCoopers, a leading accounting firm.  Slade is a board member of AMI Semiconductor (NASDAQ:AMIS) and a member of the University of Oregon Foundation Board of Trustees.  He received his B.S. in Accounting and Qualitative methods from the University of Oregon and is a CPA, certified in Oregon.

About THQ

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software. The company develops its products for all popular game systems, personal computers and wireless devices. Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located throughout North America, Europe and Asia Pacific. More information about THQ and its products may be found at www.thq.com and www.thqwireless.com. THQ and its logos are trademarks and/or registered trademarks of THQ Inc.

The statements contained in this press release that are not historical facts may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as “THQ”), including, but not limited to, the company’s expectations for continued growth, and are based upon management’s current beliefs and certain assumptions made by management.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, business, competitive, economic, legal, political and technological factors affecting our industry, operations, markets, products or pricing.  Readers should carefully review the risk factors and the information that could materially affect THQ’s financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for the fiscal period ended March 31, 2007, and particularly the discussion of risk factors set forth therein.  Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.